--------------


                             SMITHFIELD FOODS, INC.


                                 --------------




                              AMENDMENT NUMBER TWO
              TO NOTE PURCHASE AGREEMENT DATED AS OF JULY 15, 1996

                     AMENDMENT DATED AS OF DECEMBER 1, 1997

                              AMENDMENT NUMBER TWO

         AMENDMENT NUMBER TWO (this "Agreement"), dated as of December 1, 1997, to the separate Note Purchase Agreements, each dated as of July 15, 1996, between SMITHFIELD FOODS, INC., a Delaware corporation (the "Company"), formerly known as Smithfield Foods Virginia, Inc. and each of the Persons listed on Annex 1 thereto (collectively, the "Purchasers").

                                    RECITALS:

         A. The Company entered into those certain separate Note Purchase Agreements, each dated as of July 15, 1996, (as amended from time to time and as in effect immediately prior to the effectiveness of this Agreement, the "Existing Note Purchase Agreement," and, as amended by this Agreement, the "Amended Note Purchase Agreement"), with the Purchasers, pursuant to which the Company authorized, issued and sold, and certain of the Purchasers purchased (as set forth on Annex 1 thereto):

                  (a) $2,825,000 in aggregate principal amount of its six and twenty-four one-hundredths percent (6.24%) Series A Senior Secured Notes Due November 1, 1998 (as amended, restated or otherwise modified from time to time, the "Series A Notes"),

                  (b) $9,852,942 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series B Senior Secured Notes Due August 1, 2006 (as amended, restated or otherwise modified from time to time, the "Series B Notes"),

                  (c) $40,000,000 in aggregate principal amount of its eight and thirty-four one-hundredths percent (8.34%) Series C Senior Secured Notes Due August 1, 2003 (as amended, restated or otherwise modified from time to time, the "Series C Notes"),

                  (d) $9,000,000 in aggregate principal amount of its nine and eighty one-hundredths percent (9.80%) Series D Senior Secured Notes Due August 1, 2003 (as amended, restated or otherwise modified from time to time, the "Series D Notes"),

                  (e) $9,250,000 in aggregate principal amount of its ten and seventy five one-hundredths percent (10.75%) Series E Senior Secured Notes Due August 1, 2005 (as amended, restated or otherwise modified from time to time, the "Series E Notes"),

                  (f) $100,000,000 in aggregate principal amount of its eight and fifty-two one-hundredths percent (8.52%) Series F Senior Secured Notes Due August 1, 2006 (as amended, restated or otherwise modified from time to time, the "Series F Notes"),

                  (g) $14,000,000 in aggregate principal amount of its nine and eighty-five one-hundredths percent (9.85%) Series G Senior Secured Notes Due November 1, 2006 (as amended, restated or otherwise modified from time to time, the "Series G Notes"), and

                  (h) $14,779,412 in aggregate principal amount of its eight and forty-one- hundredths percent (8.41%) Series H Senior Secured Notes Due August 1, 2004 (as amended, restated or otherwise modified from time to time, the "Series H Notes").

The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes are herein referred to, individually, as a "Note," and collectively, as the "Notes."

         B. As of the Effective Date (defined below), the Purchasers are the holders of all of the outstanding Notes; the holders of the Notes on the Effective Date are herein referred to as the "Holders."

         C. Gwaltney of Smithfield, Ltd., John Morrell & Co., The Smithfield Packing Company, Incorporated, SFFC, Inc., Patrick Cudahy Incorporated, Brown's of Carolina, Inc., Lykes Meat Group, Inc., Hancock's Old Fashioned Country Hams, Inc. and Sunnyland, Inc. (collectively, the "Guarantors"), each a Wholly-Owned Subsidiary, are guarantors of the obligations of the Company in respect of, among other things, the Notes, pursuant to that certain Joint and Several Guaranty dated as of July 15, 1996.

         D. The Company has requested that the Holders agree to amend certain provisions of the Existing Note Purchase Agreement.

         E. Subject to the terms and conditions set forth in this Agreement, the Company and the Holders are willing to amend the Existing Note Purchase
Agreement in the manner specified on certain Exhibits hereto and as more particularly set forth herein.

                                   AGREEMENT:

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

SECTION 1. WARRANTIES AND REPRESENTATIONS.

         To induce the Holders to enter into this Agreement, the Company and each of the Guarantors represent and warrant to each of the Holders that as of the Effective Date (as hereinafter defined):

         1.1 Corporate Organization and Authority.

         The Company and each Subsidiary:

                  (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                  (c) has all necessary licenses, certificates and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

         1.2 Authorization, etc.

                  (a) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors. Each of this Agreement, the Amended Note Purchase Agreement and each other Financing Document (as defined in the Amended Note Purchase Agreement, the "Financing Documents") constitutes a legal, valid and binding obligation of the Company or the Guarantors, as applicable, enforceable, in each case, against the Company or such Guarantor, as applicable, in accordance with its terms, except as such enforceability may be limited by

                           (i) applicable      bankruptcy,      insolvency,
                  reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and

                           (ii) general  principles  of equity  (regardless  of
                  whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The  Holders  are  the  record   owners  of  all  of  the
         outstanding Notes.

                  (c) The Guarantors are the only Persons which have an outstanding Guaranty of the Notes.

         1.3 Litigation.

         There are no proceedings pending, or, to the knowledge of the Company or the Guarantors, threatened, against or affecting the Company, any Guarantor or any other Subsidiary, or any of their respective Properties in any court or before any governmental authority or arbitration board or tribunal that, either individually or in the aggregate, conflict with or interfere with the ability of the Company or any of the Guarantors to execute and deliver this Agreement and to perform their respective obligations hereunder, under the Amended Note Purchase Agreement and under each of the other Financing Documents.

         1.4 No Conflicts, etc.

         The execution and delivery by the Company and the Guarantors of this Agreement and the performance by the Company and the Guarantors of their respective obligations under each of this Agreement, the Amended Note Purchase Agreement and the other Financing Documents to which they are a party do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of:

                  (a) any charter document, agreement with shareholders or bylaws of the Company or any Subsidiary;

                  (b) any agreement, instrument or conveyance by which the Company or any Subsidiary or any of their respective Properties may be bound or affected; or

                  (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any Subsidiary or any of their respective Properties may be bound or affected.

         1.5 Governmental Consent.

         The execution and delivery by the Company and the Guarantors of this Agreement and the performance by the Company and the Guarantors of their respective obligations hereunder, under the Amended Note Purchase Agreement and the other Financing Documents to which they are a party do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any governmental authority on the part of the Company or any Subsidiary under the circumstances and conditions contemplated by this Agreement, the Amended Note Purchase Agreement or the other Financing Documents.

         1.6 Compliance with Law.

         Neither the Company nor any Subsidiary:

                  (a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject; or

                  (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain might, either individually or in the aggregate, have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company or the Guarantors to perform any of their respective obligations set forth in this Agreement, the Amended Note Purchase Agreement or the other Financing Documents.

         1.7 Existence of Defaults.

         Immediately prior to, and after giving effect to, the Note Purchase Agreement Amendment (as such term is defined in Section 2 hereof), no condition exists that would constitute a Default or an Event of Default under the Note Purchase Agreement or the Amended Note Purchase Agreement, as the case may be.

         1.8 Disclosure.

         Neither this Agreement nor any written statement furnished by the Company or any Guarantor to any Holder in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact that the Company has not disclosed to the Holders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company or any Guarantor to perform any of their respective obligations set forth in this Agreement, the Amended Note Purchase Agreement or the other Financing Documents.

SECTION 2. AMENDMENT, DIRECTION; AFFIRMATIONS.

         2.1 Amendment to Existing Documents.

         The Company and the Guarantors, and, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Holders, each hereby consents and agrees that the Existing Note Purchase Agreement is hereby amended in the manner and as specified in Exhibit A to this Agreement (such amendment provided for in Exhibit A is herein collectively referred to as the "Note Purchase Agreement Amendment").

         2.2 Affirmation of Obligations under Amended Note Purchase Agreement and Notes.

         The Company hereby acknowledges and affirms all of its obligations under the terms of the Amended Note Purchase Agreement, the Notes and each of the other Financing Documents to which it is a party.

         2.3 Affirmation of Obligations under Joint and Several Guaranty and Financing Documents.

         Each of the Guarantors hereby acknowledges and affirms all of its obligations under the terms of the Joint and Several Guaranty and each other Financing Document to which it is a party.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF NOTE PURCHASE AGREEMENT AMENDMENT.

         The Note Purchase Agreement Amendment shall not become effective unless all of the following conditions precedent shall have been satisfied in full on or before 5:00 p.m. (Hartford, Connecticut time) on January 30, 1998 (the date of such satisfaction being herein referred to as the "Effective Date"):

         3.1 Execution and Delivery of this Agreement.

         The Company and each of the Guarantors shall have executed and delivered to each of the Holders an original counterpart of this Agreement.

         3.2 No Defaults; Warranties and Representations True.

         No Default or Event of Default shall exist, and the warranties and representations set forth in Section 1 hereof shall be true and correct on the Effective Date.

         3.3 Authorization of Transactions.

         The Company and each of the Guarantors shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and the performance of all obligations of, and the satisfaction of all conditions pursuant to this Section 3 by, and the consummation of all transactions contemplated by the Amended Note Purchase Agreement and the other Financing Documents by, the Company and each of the Guarantors.

         3.4 Legal Opinions.

         The Holders shall have received legal opinions as to such matters as the Holders and their special counsel shall request in connection with the transactions contemplated by this Agreement.

         3.5 Fees.

         The Company shall have paid the fees as set forth on Schedule 1 hereto.

         3.6 Expenses.

         The Company shall have paid all costs and expenses of the Holders relating to this Agreement in accordance with Section 4.5 hereof.

         3.7 Confirmation of Holders' Satisfaction.

         Each of the Holders shall have delivered to the Company a written statement substantially in the form of Exhibit B hereto (and the Company shall have acknowledged and agreed to such statement) confirming such Holder's satisfaction with respect to certain of the conditions specified in this Section 3.

SECTION 4. MISCELLANEOUS.

         4.1 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT

WOULD  REQUIRE THE  APPLICATION  OF THE LAWS OF A  JURISDICTION  OTHER THAN SUCH
STATE.

         4.2 Duplicate Originals.

         Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

         4.3 Waivers and Amendments.

         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         4.4 Section Headings.

         The titles of the Sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

         4.5 Costs and Expenses.

         The Company shall pay all costs and expenses of the Holders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Holders' special counsel presented to the Company on the Effective Date. The Company will also pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Holders' special counsel rendered after the Effective Date in connection with this Agreement or the Financing Documents.

         4.6 Survival.

         All warranties, representations, certifications and covenants made by the Company or any of the Guarantors in this Agreement shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Holders.

         4.7 Time of Essence.

         Time is and shall be of the essence in the satisfaction of all the conditions set forth in Section 3 of this Agreement.

         4.8 Defined Terms.

         Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Amended Note Purchase Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.




                                               SMITHFIELD FOODS, INC.

                                               By:
                                                 -------------------------------

                                                    Name:
                                                    Title:


                                               GWALTNEY OF SMITHFIELD, LTD.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:


                                               JOHN MORRELL & CO.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:


                                               THE SMITHFIELD PACKING COMPANY,
                                               INCORPORATED



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:

                                               SFFC, INC.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:


                                               PATRICK CUDAHY INCORPORATED



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:


                                               BROWN'S OF CAROLINA, INC.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:


                                               LYKES MEAT GROUP, INC.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:

                                               HANCOCK'S OLD FASHIONED COUNTRY
                                               HAMS, INC.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:


                                               SUNNYLAND, INC.



                                               By:
                                                 -------------------------------


                                                  Name:
                                                  Title:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:

MELLON BANK, N.A., solely in its capacity as Trustee for the NYNEX MASTER PENSION TRUST, (as directed by John Hancock Mutual Life Insurance Company), and not in its individual capacity



By:
  -------------------------------------------------

    Name:
    Title:

MELLON BANK, N.A., solely in its capacity as Trustee for the AT&T MASTER PENSION TRUST, (as directed by John Hancock Mutual Life Insurance Company), and not in its individual capacity


By:
  -------------------------------------------------

     Name:
     Title:


THE MARITIME LIFE ASSURANCE COMPANY


By:
  -------------------------------------------------

    Name:
    Title:


By:
  -------------------------------------------------

    Name:
    Title:


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:
  -------------------------------------------------

    Name:
    Title:


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:


INDEPENDENT LIFE AND ACCIDENT INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:

ACADEMY LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:


PEOPLES SECURITY LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:


UNITED OF OMAHA LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:


COMPANION LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:


By:
  -------------------------------------------------

    Name:
    Title:


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

     Name:
     Title:

CM LIFE INSURANCE COMPANY



By:
  -------------------------------------------------

    Name:
    Title:

                                                                     EXHIBIT A

                  AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT


         ss.1. Section 6.4 of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

                  6.4 Current Ratio.

                  The Company shall not at any time permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.05 to 1.00.

         ss.2. Section 6.5 of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

                  6.5 Consolidated Working Capital.

                  The Company shall not at any time permit Consolidated Working Capital to be less than Thirty Five Million Dollars ($35,000,000).

         ss.3. Section 6.6(e) of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

                  (e) Additional Funded Debt of the Company and the Subsidiaries if, after giving effect thereto and any concurrent application of the proceeds of such Funded Debt, (i) Consolidated Funded Debt would not exceed 65% of Consolidated Total Capitalization and (ii) Consolidated Senior Funded Debt would not exceed 55% of the result of (A) Consolidated Total Capitalization minus (B) Senior Subordinated Debt.

         ss.4. Section 6.11 of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

         6.11 Total Liabilities.

         The Company shall not at any time permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed (a) 3.50 to 1 at any time after July 15, 1997 and prior to May 3, 1998 and (b) 3.25 to 1 at any time on or after May 3, 1998.

         ss.5. Section 6.12(a)(i) of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

         6.12     Restricted Payments and Restricted Investments.

                  (a) Limitation on Restricted Payments and Restricted Investments. The Company shall not, and shall not permit any Subsidiary to, at any time declare or make or incur any liability to declare or make any Restricted Payment (other than Restricted Payments comprised solely of Distributions to the Company or a Wholly-Owned Subsidiary in respect of the capital stock of a Subsidiary ("Permitted Distributions")) or make or authorize any Restricted Investment, unless


                                   EXHIBIT A-1

                           (i) immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the aggregate amount of Supplemental Restricted Investments made or authorized after the Closing Date does not exceed fifty million dollars ($50,000,000) and the aggregate amount of all Restricted Payments (other than Permitted Distributions) and Restricted Investments (other than Supplemental Restricted Investments) made or authorized after the Closing Date does not exceed the sum of

                                    (A)   twenty-five million dollars
                           ($25,000,000); plus

                                    (B)   twenty-five   percent   (25%)  of  the
                           aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit) for the period commencing on the Closing Date and ending on the date of such proposed transaction; plus

                                    (C)  one  hundred   percent  (100%)  of  the
                           aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale of shares of capital stock of the Company (other than Mandatory Redeemable Stock);

         ss.6. Section 9.1 of the Existing Note Purchase Agreement is hereby amended to add the following definition of "Senior Subordinated Debt" in the appropriate alphabetical position in such section:

         Senior Subordinated Debt -- means, at any time, the aggregate amount of Debt of the Company outstanding at such time which has the terms and conditions described in the Company's Preliminary Offering Memorandum (draft dated January 15, 1998) prepared by Chase Securities, Inc. for its $125,000,000 issue of Senior Subordinated Notes due 2007.

         ss.7. Section 9.1 of the Existing Note Purchase Agreement is hereby amended to add the following definition of "Supplemental Restricted Investment" in the appropriate alphabetical position in such section:

         Supplemental Restricted Investment -- means a Restricted Investment, or any part thereof, which the Company shall have designated in writing to each of the holders of the Notes as of the date such Restricted Investment is made as a "Supplemental Restricted Investment."

         ss.8. Section 9.1 of the Existing Note Purchase Agreement is hereby amended to add the following definition of "Consolidated Senior Funded Debt" in the appropriate alphabetical order in such section:

         Consolidated  Senior Funded Debt -- means,  at any time,  the result of
(a) Consolidated Funded Debt at such time minus (b) Senior Subordinated Debt at such time.

         ss.9.      The definition of "Consolidated Current Liabilities" is
hereby amended to read in its entirety as follows:

         Consolidated Current Liabilities -- means, at any time, the aggregate amount of current liabilities of the Company and the Subsidiaries as would be shown on a consolidated balance


                                   EXHIBIT A-2
sheet for such Persons at such time plus (to the extent not otherwise included therein) liabilities in respect of Excluded Funded Debt.

         ss.10.     The definition of "Funded Debt" in Section 9.1 of the
Existing Note Purchase Agreement is hereby amended to read in its entirety as follows:

         Funded Debt -- means, at any time, with respect to any Person, without duplication:

                  (a) All Debt of such Person (including without limitation, the current portion thereof) that by its terms or by the terms of any instrument or agreement relating thereto matures, or that is otherwise payable or unpaid, more than one (1) year from, or is directly or indirectly renewable or extendable at the option of such Person to a date more than one (1) year (including, without limitation, an option of the debtor under revolving credit or similar agreement of obligating the lender or lenders to extend credit over a period of more than one
         (1) year) from, the date of the creation of such Debt (notwithstanding that such Debt may be under certain contingencies payable on demand or within one (1) year after such date of creation) provided that, with respect to the Company and the Subsidiaries, such Debt shall not include (to the extend otherwise included therein) Excluded Funded Debt;

                  (b)      all Capital Lease Obligations of such Person; and

                  (c) all Debt of such Person of the type specified (e) of the definition of "Debt" provided such Debt of such Person is in respect of or in support of Funded Debt of another Person.

         ss.11. Section 9.1 of the Existing Note Purchase Agreement is hereby amended to delete the definition of "Deemed Funded Debt" and to amend the definition of "Excluded Funded Debt" to read in its entirety as follows:

         Excluded Funded Debt -- means, at any time, the aggregate amount of the Debt of the Company and the Subsidiaries outstanding at such time under the Credit Facility.



                                   EXHIBIT A-3

                                                                      EXHIBIT B

                  FORM OF CONFIRMATION OF HOLDERS' SATISFACTION


                      Confirmation of Holders' Satisfaction


To:               Smithfield Foods, Inc. (the "Company")

Date:             January 27, 1998

Re: Amendment Number Two, dated as of December 1, 1997, to the separate Note Purchase Agreements each dated as of July 15, 1996 (the "Amendment Agreement"), among the Company, the Guarantors and other Persons party thereto (such other Persons herein collectively referred to as the "Holders")

Ladies and Gentlemen:

         The undersigned (the "Holders") are the Holders referred to above. In accordance with Section 3.7 of the Amendment Agreement, each Holder hereby confirms that, based on certain warranties, representations and certifications made, and certain documents delivered, by or on behalf of the Company and the Guarantors pursuant to the Amendment Agreement, such Holder is satisfied with respect to the conditions specified in Sections 3.1, 3.4, 3.5 and 3.6 of the Amendment Agreement.

         This confirmation shall not be construed as a waiver of any rights or remedies that the Holder may have in the event that any such warranty, representation or certification made by the Company or any of the Guarantors shall have been false or misleading when made.

                                               [HOLDERS]



                                              By________________________________
                                                  Name:
                                                  Title:


ACKNOWLEDGED AND AGREED:

SMITHFIELD FOODS, INC.



By________________________________
   Name:
   Title:

                                   EXHIBIT B-1




                                   SCHEDULE 1

                                 Amendment Fees

=======================================================================================================================
              Name of Entity                     Amount of Fee                   Contact Name and Address
=======================================================================================================================

John Hancock Mutual Life                     $10,000.00               John Tisdale, Esq.
Insurance Company                                                     John Hancock Mutual Life
                                                                      Insurance Company
                                                                      200 Clarendon Street, 50th Floor
                                                                      Boston, MA 02117
-----------------------------------------------------------------------------------------------------------------------
The Northwestern Mutual Life                 $10,000.00               Mark C. Boyle, Esq.
Insurance Company                                                     The Northwestern Mutual Life
                                                                      Insurance Company
                                                                      720 East Wisconsin Avenue
                                                                      Milwaukee, WI 53202
-----------------------------------------------------------------------------------------------------------------------
The Variable Annuity Life                    $8,666.67                David G. Castano, Esq.
Insurance Company                                                     American General Corporation
                                                                      2929 Allen Parkway, A37-01
                                                                      Houston, TX 77019

Independent Life and Accident                $1,333.33
Insurance Company
-----------------------------------------------------------------------------------------------------------------------
Academy Life Insurance                       $2,857.14                Paul Houk, Esq.
Company                                                               Stites & Harbison
                                                                      400 West Market Street, Suite 1800
                                                                      Louisville, KY  40202

Peoples Security Life                        $7,142.86
Insurance Company
-----------------------------------------------------------------------------------------------------------------------
United of Omaha Life                         $10,000.00               Gary Garrison, Esq.
Insurance Company                                                     Mutual of Omaha
                                                                      Mutual of Omaha Plaza
                                                                      Omaha, NE 68175-1008
-----------------------------------------------------------------------------------------------------------------------
Massachusetts Mutual Life                    $10,000.00               Wallace G. Rodger, Esq.
Insurance Company                                                     Massachusetts Mutual Life
                                                                      Insurance Company
                                                                      1295 State Street, F461
                                                                      Springfield, MA 01111
=======================================================================================================================

                                 SCHEDULE 1 - 1




                                                                  Execution Copy


                                 AMENDMENT NO. 1


                  AMENDMENT NO. 1 dated as of November 19, 1997, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to a Five-Year Credit Agreement dated as of July 15, 1997 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $300,000,000.

                  The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                  2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                  2.02. The definition of "Capital Expenditures" in Section 1.01 of the Credit Agreement shall be amended to read as follows:




                                 Amendment No. 1

                  "Capital Expenditures" means, with respect to any Person, for any period, all expenditures made and liabilities incurred during such period for the acquisition of assets (including any replacement in the ordinary course of business without reduction for sales, retirements or replacements) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include all Capital Lease Obligations, but shall not include expenditures made or liabilities incurred during such period for Acquisitions or Investments. The amount of Capital Expenditures in any period shall be calculated without duplication in accordance with GAAP. Notwithstanding the foregoing, with respect to the acquisition of replacement sows by the Borrower or any of its Subsidiaries in the ordinary course of business, the amount included in Capital Expenditures shall be the acquisition cost of such sows, reduced by the proceeds received by the Borrower or any of its Subsidiaries from the sale of the replaced sows.

                  2.03. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions and inserting the same in the appropriate alphabetical locations:

                  "'Joint Venture' means any Investment by the Borrower or any of its Subsidiaries as a joint venturer or partner in any Person (other than a Subsidiary) principally engaged in a business in which the Borrower and its Subsidiaries are permitted by Section 6.03(b) to be engaged.

                  "'Net Cash Proceeds' means the aggregate cash proceeds received by the Borrower from its issuance of the Senior Subordinated Notes, net of transaction fees, costs and expenses incurred by the Borrower in connection with such issuance."

                  "'Senior Subordinated Notes' means senior subordinated notes issued by the Borrower prior to December 31, 1998 having the material terms and conditions set forth in the offering memorandum relating thereto, a copy of which has been furnished to the Lenders prior to November __, 1997, and any additional series of senior subordinated notes issued by the Borrower at the same rate of interest, and having substantially the same material terms and conditions, as such senior subordinated notes on or before the first anniversary of the date of issuance of such senior subordinated notes, as the same shall, subject to



                                 Amendment No. 1

         Section 6.14, be modified and supplemented and in effect from time to time."

                  2.04. Sections 6.04(b), (c) and (e) of the Credit Agreement shall be amended to read as follows:

                  "(b) Investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and Investments by the Borrower existing on the date hereof described in Part B of Schedule 3.14;"

                  "(c) Investments made by the Borrower in any Subsidiary and made by any Subsidiary in the Borrower or any other
         Subsidiary;"

                  "(e) Investments constituting Acquisitions or Joint Ventures permitted by Section 6.12(f);"

                  2.05. The proviso contained in Section 6.08 of the Credit Agreement shall be amended by (a) substituting a comma for "and" immediately preceding clause (vi) thereof and (b) adding a new clause (vii) thereto reading as follows:

         "and (vii) clause (a) of the foregoing shall not apply to any requirement that obligations of the Borrower or its Subsidiaries, as the case may be, that are pari passu or subordinated in right of payment to the Senior Subordinated Notes or the guaranties by Subsidiaries of the Borrower in respect thereof, as the case may be, may not be secured unless the Senior Subordinated Notes and/or such guaranties are at least equally and ratably secured"

                  2.06. Section 6.12(c) of the Credit Agreement shall be amended to read as follows:

                  "(c) The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth on any date to be more than the ratio set forth below opposite the period during which such date falls:

             Period                                      Ratio

  From the Effective Date through
    May 2, 1998                                        3.50 to 1
  From May 3, 1998 and thereafter                      3.25 to 1



                  2.07. Section 6.12(f) of the Credit Agreement shall be amended to read as follows:




                                 Amendment No. 1

                  "(f) (1) Except as permitted by Section 6.12(f)(2) below, the Borrower will not permit the sum (without duplication) of (i) Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower plus (ii) the Aggregate Consideration for all Acquisitions made by the Borrower and its Subsidiaries in such fiscal year plus (iii) an amount (not less than zero) equal to any net increase from the beginning of such fiscal year through the end of such fiscal year in the aggregate amount of Investments in Joint Ventures, to exceed the higher of (x) the sum of Consolidated Net Income plus depreciation for the Borrower and its Subsidiaries for such fiscal year or (y) $100,000,000."

                  (2) The sum (without duplication) of (i) Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower plus (ii) the Aggregate Consideration for all Acquisitions made by the Borrower and its Subsidiaries in such fiscal year plus
         (iii) an amount (not less than zero) equal to any net increase from the beginning of such fiscal year through the end of such fiscal year in the aggregate amount of Investments in Joint Ventures may exceed the limit established by Section 6.12(f)(1), provided that the aggregate amount of all such excesses permitted by this Section 6.12(f)(2) for all fiscal years of the Borrower shall not exceed the Net Cash Proceeds of the Senior Subordinated Notes received by the Borrower at or prior to the time of determination."

                  2.08. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.14 and inserting the same in the appropriate numerical location:

                           "SECTION 6.14.  Senior Subordinated Notes.
         If any Default then exists or would result therefrom, the Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Senior Subordinated Notes, except (subject to the terms of subordination thereof) for regularly scheduled payments of principal and interest in respect thereof required pursuant to the terms) hereof. The Borrower shall not, and shall not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument




                                 Amendment No. 1
         or other document evidencing or relating to the Senior Subordinated Notes without the prior consent of the Administrative Agent (with the approval of the Required Lenders) if such modification, supplement or waiver would be adverse in any material respect to the interests of the Borrower, any of its Subsidiaries or any of the Lenders."

                  Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 1.

                  Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon (a) the execution and delivery of this Amendment No. 1 by the Obligors, the Required Lenders and the Administrative Agent and (b) in the case of the effectiveness of the amendment set forth in Section 2.06 hereof, the issuance by the Borrower of the Senior Subordinated Notes referred to in Section
2.03 hereof in an aggregate principal amount of not less than $100,000,000.

                  Section 5. Acknowledgment. The Administrative Agent acknowledges that it has received the projections and certificate referred to in
Section 6.01(f) of the Credit Agreement sufficient to allow the Borrower to issue Senior Subordinated Notes in an aggregate principal amount of up to [$125,000,000] bearing interest at a rate not exceeding 10% per annum.

                  Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.



                                 Amendment No. 1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                              SMITHFIELD FOODS, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Vice President,
                                                       Secretary and Treasurer

                                              THE SMITHFIELD PACKING COMPANY,
                                                INCORPORATED

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              GWALTNEY OF SMITHFIELD, LTD.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              PATRICK CUDAHY INCORPORATED

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              JOHN MORRELL & CO.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              LYKES MEAT GROUP, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary



                                 Amendment No. 1

                                              BROWN'S OF CAROLINA, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              HANCOCK'S OLD FASHIONED COUNTRY
                                                HAMS, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary


                                              VALLEYDALE FOODS, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              COPAZ PACKING CORPORATION

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              SUNNYLAND, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary

                                              SMITHFIELD PACKING-LANDOVER, INC.

                                                   By_________________________
                                                       Name:  Aaron D. Trub
                                                       Title:  Secretary





                                 Amendment No. 1

                                              THE CHASE MANHATTAN BANK,
                                                individually and as
                                                Administrative Agent


                                                   By_________________________
                                                       Name:
                                                       Title:


                                              COOPERATIEVE CENTRALE RAIFFEISEN -
                                              BOERENLEENBANK B.A. "RABOBANK
                                                NEDERLAND", NEW YORK BRANCH


                                                   By_________________________
                                                       Name:
                                                       Title:

                                                   By_________________________
                                                       Name:
                                                       Title:


                                              AGRIBANK, FCB



                                                   By_________________________
                                                       Name:
                                                       Title:



                                              CREDIT AGRICOLE INDOSUEZ


                                                   By_________________________
                                                       Name:
                                                       Title:


                                                   By_________________________
                                                       Name:
                                                       Title:






                                 Amendment No. 1

                                              DG BANK, DEUTSCHE
                                               GENOSSENSCHAFTSBANK,
                                               CAYMAN ISLANDS BRANCH


                                                   By_________________________
                                                       Name:
                                                       Title:

                                                   By_________________________
                                                       Name:
                                                       Title:

                                              NATIONSBANK, N.A.



                                                   By_________________________
                                                       Name:
                                                       Title:


                                              FBS AG CREDIT, INC.



                                                   By_________________________
                                                       Name:
                                                       Title:


                                              SUNTRUST BANK, ATLANTA


                                                   By_________________________
                                                       Name:
                                                       Title:

                                                   By_________________________
                                                       Name:
                                                       Title:







                                 Amendment No. 1

                                              BANK OF TOKYO-MITSUBISHI TRUST
                                                COMPANY


                                                   By_________________________
                                                       Name:
                                                       Title:

                                              DRESDNER BANK AG



                                                   By_________________________
                                                       Name:
                                                       Title:



                                              FARM CREDIT SERVICES OF THE
                                                MIDLANDS, PCA


                                                   By_________________________
                                                       Name:
                                                       Title:


                                              HARRIS TRUST AND SAVINGS BANK



                                                   By_________________________
                                                       Name:
                                                       Title:


                                              SANWA BANK LIMITED


                                                   By_________________________
                                                       Name:
                                                       Title:







                                 Amendment No. 1

                                              THE SUMITOMO BANK, LIMITED,
                                                NEW YORK BRANCH



                                                   By_________________________
                                                       Name:
                                                       Title:






                                 Amendment No. 1